UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

Lifecore Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	0-4136	41-0948334

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3515 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 952-368-4300

Item 7. Financial Statements and Exhibits

(c) The following exhibit is being furnished herewith:

99.1     Press release dated October 29, 2003

Item 9. Regulation FD Disclosure

On October 29, 2003, Lifecore Biomedical, Inc. (“Lifecore”) issued a press release which announced today that it has signed an exclusive distribution agreement with Bardo-Biotech SAS (“BBS”) of Toulouse, France, to distribute Lifecore’s oral restorative products in France.

A copy of Lifecore’s press release is attached hereto as Exhibit (99.1) and hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.

Dated: October 29, 2003	/s/ James W. Bracke

James W. Bracke
President & Chief Executive Officer

Exhibit Index

     99.1     Press release dated October 29, 2003